UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 29, 2011

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2011, Bristol-Myers Squibb Company (the “Company”) and the borrowing subsidiaries entered into a $1.5 billion Five Year Competitive Advance and Revolving Credit Facility Agreement (the “Agreement”) with the lenders named in the Agreement, BNP Paribas and The Royal Bank of Scotland plc, as documentation agents, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A. and Citibank, N.A., as administrative agents.

The Agreement replaces an existing $2.0 billion Five Year Competitive Advance and Revolving Credit Facility, which was terminated by the Company. This facility was established in December 2006 with a syndicate of lenders. The termination of this facility was concurrent with, and contingent upon, the effectiveness of the Agreement.

The Agreement contains customary terms and conditions, including, without limitation, negative covenants containing limitations on consolidations, mergers, and sales of assets, limitations on the incurrence of certain liens, and limitations on sale and leaseback transactions. The Agreement contains customary reporting and other affirmative covenants, including, without limitation, a requirement to maintain a long term debt rating from a certain credit rating agency. There are no financial covenants in the Agreement. The Agreement also contains customary events of default, including, without limitation, nonpayment of obligations under the Agreement, violation of covenants in the Agreement, breach or default of agreements related to debt equal to or greater than $100 million, certain events of bankruptcy or insolvency, certain judgments equal to or greater than $100 million, or a change in control (as defined in the Agreement) of the Company. Certain of the defaults are subject to exceptions, materiality qualifiers and grace periods customary for credit facilities of this type. The Agreement provides for borrowings by the Company, its U.S. subsidiaries and its non-U.S. subsidiaries. All borrowings by subsidiaries are guaranteed by the Company.

The foregoing summary of certain material provisions of the Agreement is subject to, and qualified in its entirety by reference to, all the provisions of the Agreement.

Attached as Exhibit 10.1 hereto is the final form of the Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

The discussion under Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The discussion under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	$1,500,000,000 Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of September 29, 2011 among Bristol-Myers Squibb Company, the borrowing subsidiaries, the lenders named in the agreement, BNP Paribas and The Royal Bank of Scotland plc, as documentation agents, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A. and Citibank, N.A., as administrative agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: October 4, 2011	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	$1,500,000,000 Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of September 29, 2011 among Bristol-Myers Squibb Company, the borrowing subsidiaries, the lenders named in the agreement, BNP Paribas and The Royal Bank of Scotland plc, as documentation agents, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A. and Citibank, N.A., as administrative agents